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                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)  June 30, 2001
                                                 --------------


                      PHOENIX WASTE SERVICES COMPANY, INC.
         --------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


Delaware                           0-27832                    22-3755400
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(State or other                  (Commission               (IRS Employer
jurisdiction of                  File Number)            Identification No.)
incorporation)


  60 Park Place, Suite 509, Newark, New Jersey                  07102
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  (Address of principal executive offices)                    (Zip Code)


Registrant's telephone number, including area code (973) 297-5400
                                                   --------------


                                       N/A
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         (Former name or former address, if changed since last report.)



PLEASE ADDRESS ALL CORRESPONDENCE TO:   Mark Gasarch, Esq.
                                        40 West 57th Street
                                        33rd Floor
                                        New York, New York 10019




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Item 5. Other Events


Effective June 30, 2001, the Consulting Period as described in the Consulting Agreement (the "Agreement") effective June 29, 2000 by and between Chadwick Partners, LLC (the "Contractor") and Compost America Holding Company, Inc. (now Phoenix Waste Services Company, Inc., the "Company") pursuant to which the Contractor provided to the Company the exclusive services of Christopher Daggett, has been terminated by mutual agreement. Christopher Daggett, who had served the Company as a member of its Office of the President and as a Director pursuant to this Agreement, has resigned from these positions. The Company will pay to the Contractor a termination fee of $120,000, plus Mr. Daggett's expenses through the date of termination. The restrictive covenants and covenants not to complete set forth in the Agreement shall remain in full force and effect through the term of the Agreement.

With regard to the Stock Option Agreement (the "Option Agreement") dated as of June 29, 2000 between the Company and the Contractor, the Contractor will retain its Commitment Options, exercisable through June 29, 2004, and will forfeit its Retention Options, as those options are defined in the Option Agreement.


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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: July 24, 2001


                                      PHOENIX WASTE SERVICES COMPANY, INC.
                                      (Registrant)



                                      By /s/ Richard L. Franks
                                         --------------------------------------
                                         Richard L. Franks, Vice-President,
                                            General Counsel, Secretary